Exhibit (i)

Thrivent Series Fund, Inc.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

April 29, 2010

Thrivent Series Fund, Inc.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

Ladies and Gentlemen:

As counsel to the Thrivent Series Fund, Inc. (the “Fund”), I hereby consent to the incorporation of my opinion regarding the legality of the shares of the Fund’s Registration Statement to which this consent letter is attached as an Exhibit. My legal opinion appeared as an Exhibit to Post-Effective Amendment No. 41 to the Fund’s Registration Statement on Form N-1A (Registration Number 33-3677), which was filed with the Securities and Exchange Commission on February 16, 2010.

Sincerely,

/s/ John L. Sullivan
John L. Sullivan
Assistant Secretary